9 2 1 1 1 0 2 7 5 4

FILED
In the Office of the
Secretary of State of Texas

NOV 17 1989

Corporations Section

# ARTICLES OF INCORPORATION

# OF

# EVERGREEN HELICOPTERS INTERNATIONAL, INC.

* * * * *

We, the undersigned natural persons of the age of eighteen years or more, acting as incorporators of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

## ARTICLE ONE

The name of the corporation is

EVERGREEN HELICOPTERS INTERNATIONAL, INC.

## ARTICLE TWO

The period of its duration is perpetual.

## ARTICLE THREE

The purpose or purposes for which the corporation is organized are:

To engage in the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

ARTICLE FOUR

The aggregate number of shares which the corporation shall have authority to issue is (5,000) without par value.

ARTICLE FIVE

The corporation will not commence business until it has received for the issuance of its shares consideration of the value of Five Thousand Dollars ($5,000.00), consisting of money, labor done or property actually received, which sum is not less than One Thousand Dollars ($1,000).

ARTICLE SIX

The street address of its initial registered office is c/o C T Corporation System, 811 Dallas Avenue, Houston, Texas 77002, and the name of its initial registered agent at such address is C T CORPORATION SYSTEM. The business address of the company shall be 2001 Terminal Drive, Galveston, Texas 77554-9803

ARTICLE SEVEN

The number of directors of the corporation may be fixed by the by-laws.

The number of directors constituting the initial board of directors is three, and the name and address of

each person who is to serve as director until the first annual meeting of the shareholders or until a successor is elected and qualified are:

| NAME | ADDRESS |
|---|---|
| Delford M. Smith | [redacted] McMinnville, OR 97128 |
| Timothy G. Wahlberg | [redacted] McMinnville, OR 97128 |
| Ronald A. Lane | [redacted] McMinnville, OR 97128 |

ARTICLE EIGHT

The names and addresses of the incorporators are:

| NAMES | ADDRESSES |
|---|---|
| S. Stout | 520 Pike Street<br>Seattle, Washington 98101 |
| T. Smith | 520 Pike Street<br>Seattle, Washington 98101 |

IN WITNESS WHEREOF, we have hereunto set our hands, this 15th day of November, 1989.

S. Stout

T. Smith

## CONSENT TO USE OF NAME

EVERGREEN HELICOPTERS, INC., a corporation organized under the laws of the State of Oregon, hereby consents to the organization of EVERGREEN HELICOPTERS INTERNATIONAL, INC. in the State of Texas.

IN WITNESS WHEREOF, the said EVERGREEN HELICOPTERS, INC., has caused this consent to be executed by its Executive Vice-President and attested under its corporate seal by its secretary, this 9th day of November, 1989.

EVERGREEN HELICOPTERS, INC.

By ______________________
Richard C. Nelson
Executive Vice-President

Attest:

______________________
Secretary

MA (~~DOL~~ DUR)

0011430 5144

# REQUEST FOR MAINTENANCE ON CORPORATE RECORDS

NAME OF CORPORATION Evergreen Helicopters International, Inc

CHARTER NUMBER AND TYPE 1133258-0 DATE 11/22/89

INSTRUCTIONS:

___ DELETE ___

___ CHANGE CORP NAME TO ___

___ CHANGE RA TO ___

___ CHANGE RO TO ___
(show complete address, city & state)

___ CHANGE STOCK TO ___

___ CHANGE DATE OF INCORPORATION TO ___

___ CHANGE SURVIVOR TO ___

DEAD DATE TO ___ DEAD CODE TO ___

✓ CHANGE DURATION TO 100 CHANGE STATE TO ___

___ CHANGE PRIOR NAME RECORD FOR ___

NAME SHOULD BE ___

DEAD DATE SHOULD BE ___

___ CHANGE ___

___ ADD ___

___ OTHER ___

EXPLAIN REASON FOR MAINTENANCE Entered per instead of 100

PERSON REQUESTING MAINTENANCE [signature] DATE COMPLETED 11-22-89